                                                                     EXHIBIT 3.8



                               OPERATING AGREEMENT

                                       OF

                     STRATEGIC TIMBER TWO OPERATING CO., LLC

                     (A GEORGIA LIMITED LIABILITY COMPANY)




                     ** Effective As of October 9, 1998 **

                                TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS...........................................................................4
                  1.1      Basic Terms...........................................................4

ARTICLE 2: FORMATION OF COMPANY..................................................................8
                  2.1      Effect of this Agreement and the Georgia Limited Liability Company
                           Act...................................................................8
                  2.2      Name..................................................................8
                  2.3      Initial Percentage Interests..........................................8
                  2.4      Permitted Businesses..................................................8
                  2.5      Principal Place of Business...........................................8
                  2.6      Registered Office and Registered Agent................................9
                  2.7      Ownership.............................................................9
                  2.8      Waiver of Right of Partition .........................................9
                  2.9      Limitations...........................................................9

ARTICLE 3: REPRESENTATIONS AND WARRANTIES....................................................... 9
                  3.1      Authority Enforceability..............................................9
                  3.2      Securities Compliance................................................10

ARTICLE 4: RIGHTS AND DUTIES OF MANAGERS; MEETINGS; INDEMNIFICATION;
CONFLICTING INTEREST PROVISIONS DO NOT APPLY....................................................10
                  4.1      Management by Managers...............................................10
                  4.2      Decisions Requiring Member Consent...................................10
                  4.3      Managers.............................................................11
                  4.4      Meetings of Managers.................................................11
                  4.5      Meetings of Members..................................................12
                  4.6      Provisions Applicable to All Meetings................................13
                  4.7      Officers ............................................................13
                  4.8      Limitations on Liability of Managers and Officers....................14
                  4.9      Indemnification: Reimbursement of Expenses: Insurance................14
                  4.10     Conflicting Interest Transaction Provisions Do Not Apply.............15

ARTICLE 5: RIGHTS AND OBLIGATIONS OF MEMBERS....................................................15
                  5.1      Limitation on Liability..............................................15
                  5.2      No Liability for Company Obligations.................................15
                  5.3      List of Members......................................................15
                  5.4      Actions of Members; no dissenter's rights............................15
                  5.5      Priority and Return of Capital.......................................15
                  5.6      No Exclusive Duty to the Company.....................................15

ARTICLE 6: CONTRIBUTIONS TO THE COMPANY
AND CAPITAL ACCOUNTS............................................................................16
                  6.1      Generally............................................................16
                  6.2      Members' Capital Accounts............................................16

ARTICLE 7: DISTRIBUTIONS TO MEMBERS.............................................................17
                  7.1      Allocation of Profits and Losses.....................................17
                  7.2      Distributions........................................................18
                  7.3      Limitation Upon Distributions........................................19

ARTICLE 8: BOOKS AND RECORDS....................................................................19
                  8.1      Accounting Period....................................................19
                  8.2      Records, Audits and Reports..........................................19
                  8.3      Books of Account and Records.........................................19
                  8.4      Methods of Accounting................................................19
                  8.5      Tax Matters Member...................................................20
                  8.6      Matters Concerning Funds.............................................20

ARTICLE 9: TRANSFERABILITY AND WITHDRAWAL.......................................................20
                  9.1      Transfer Limitations.................................................20
                  9.2      Time of Transfer.....................................................21
                  9.3      Distributions and Allocations in Respect of Transferred Unit.........21
                  9.4      No withdrawal; events of disassociation..............................21

ARTICLE 10: ADDITIONAL MEMBERS..................................................................21
                  10.1     Admission of a New Member............................................21
                  10.2     Allocation...........................................................22

ARTICLE 11: DISSOLUTION AND TERMINATION.........................................................22
                  11.1     Termination and Winding Up of the Company............................22
                  11.2     Method of Distribution Upon Winding Up...............................22
                  11.3     Orderly Liquidation..................................................22

ARTICLE 12: GENERAL PROVISIONS..................................................................23
                  12.1     Certificates Representing Units and Lost Certificates................23
                  12.2     Certification of Non-Foreign Status..................................23
                  12.3     Survival.............................................................23

ARTICLE 13: AMENDMENT...........................................................................23
                  13.1     Amendments...........................................................23

ARTICLE 14: MISCELLANEOUS PROVISIONS............................................................23


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
                  14.1     Good Faith Efforts; Further Assurances; Cooperation..................23
                  14.2     Notices..............................................................24
                  14.3     Successors in Interest...............................................24
                  14.4     Specific Performance.................................................24
                  14.5     Severability.........................................................25
                  14.6     Remedies and Costs...................................................25
                  14.7     Integration: Waiver..................................................25
                  14.8     Controlling Law......................................................25
                  14.9     Copies...............................................................25

                               OPERATING AGREEMENT
                                       OF
                     STRATEGIC TIMBER TWO OPERATING CO., LLC
                      (A GEORGIA LIMITED LIABILITY COMPANY)


         THE MEMBERSHIP INTERESTS IN STRATEGIC TIMBER TWO OPERATING COMPANY, LLC HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS ("STATE ACTS") IN RELIANCE ON ONE OR MORE EXEMPTIONS THEREUNDER. THE MEMBERSHIP INTERESTS MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH (i) THE
TERMS AND CONDITIONS OF THIS AGREEMENT AND (ii) THE 1933 ACT OR ANY APPLICABLE STATE ACTS OR PURSUANT TO A VALID AND SUBSISTING EXEMPTION THEREFROM.


                                      * * *


         THIS IS AN OPERATING AGREEMENT given by Strategic Timber Trust II, LLC, a Georgia limited liability company (individually as the sole "Member") of Strategic Timber Two Operating Company, LLC, a Georgia limited liability company organized pursuant to the filing of Articles of Organization with the Georgia Secretary of State on September 23, 1998 (the "COMPANY"), and dated as of October 9, 1998 and by which the Member and the Company, in consideration of the mutual benefits contained in this Agreement and other good and valuable consideration (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agree as follows:

ARTICLE 1: DEFINITIONS

         1.1 BASIC TERMS. The following terms used in this Agreement have the following meanings:

         "ADDITIONAL CAPITAL CONTRIBUTION" means a contribution to the capital of the Company made by a Member pursuant to Section 6.1(b).

         "AFFILIATE" shall mean, with respect to the Company or to any Member (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Company or any Member.

         "AGREEMENT" means this Agreement as originally executed and as amended from time to time in accordance with the provisions of Article 13.

         "ARTICLES OF ORGANIZATION" means the Articles of Organization of the Company, as filed with the Secretary of State of Georgia and as they may be amended from time to time.

         "BRIDGE LOAN" means the senior secured loan provided to Member by the lenders under that Bridge Loan Agreement dated as of October 9, 1998, among Member, the lenders party thereto, ABN AMRO Bank N.V., as administrative agent for the lenders (as the same may be amended, modified or restated from time to time) having a 12-month term and in the original principal amount of $35,000,000.

         "CAPITAL ACCOUNT" means with respect to any Member, the Capital Account maintained for such Person pursuant to the provisions of Section 6.2, which shall be determined and adjusted as required by IRC ss. 704(b) Regulations.

         "CAPITAL CONTRIBUTION" means the amount in cash or agreed-upon value of property contributed by each Member (or the Member's predecessors in interest) to the capital of the Company for the Member's Unit or Units.

         "COMPANY" means Strategic Timber Two Operating Co., LLC, a Georgia limited liability company.

         "CONTROL" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any person having the right to select any such trustee shall be deemed to have control of such trust.

         "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, cooperative or association or other business entity or organization.

         "FINANCING" means collectively the Bridge Loan and Senior Credit Facilities.

         "FINANCING DOCUMENTS" means any and all credit and loan agreements and related documents evidencing or securing the Financing.

         "FISCAL YEAR" means the Company's fiscal year, which is the calendar year.

         "GLLCA" means the Georgia Limited Liability Company Act set forth at O.C.G.A. ss.1411-100, et seq., as amended from time to time, and applicable rules and regulations promulgated thereunder.

         "INITIAL CAPITAL CONTRIBUTION" means the initial contribution to the capital of the Company made by a Member pursuant to this Agreement.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

         "MANAGER" means any Person named in this Agreement or the Articles of Organization as an initial manager of the Company and any person subsequently elected as a manager in accordance with the terms of this Agreement; provided, however, that the term does not include any Person who has ceased to be a manager of the Company.

         "MEMBER" means each of the parties who executes this Agreement as a Member and each Person who may hereafter become a Member.

         "MEMBERSHIP INTEREST" means a Member's entire interest in the Company, including such Member's interest in his Capital Account, the Net Profits or Net Losses of the Company and any distributions made by the Company, and the right to participate in the management of the business, affairs and properties of the Company, and also including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the GLLCA.

         "NET CASH FLOW" means the Company's funds available for distribution in accordance with Section 7.2, which will be determined with respect to any period of operation as:

                  (a) the sum of all cash receipts received during such period (including the net proceeds of borrowings but excluding Capital Contributions)

                  (b)      minus the sum of each of the following:

                          (i)       all costs and expenses of the Company
                                    paid during such period (other than
                                    depreciation or other similar noncash
                                    expenses) including, without limitation, principal payments and other payments in the nature of debt service on the Financing and any other loan, capitalized lease or other obligation of indebtedness

                           (ii) any other cash expenditures made by the Company, and

                           (iii) funds paid into Reserves as required during such period for the establishment of or addition to such Reserves as the Managers shall reasonably deem necessary or appropriate for the proper operation of the business of the Company

                  (c) plus the amount by which any such Reserves shall be reduced by the Managers.

         "NET LOSSES" and "NET PROFITS" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with IRC ss.703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC ss.703(a)(1) shall be included in taxable income or loss), with the adjustments required by the IRC ss.704(b) Regulations.

         "OFFICER" is defined in Section 4.7.

         "PERCENTAGE INTEREST" means the interest of a Member in the Company, determined by the proportion of Units owned by such Member to the total number of Units outstanding, and as adjusted from time to time in accordance with the terms of this Agreement.

         "PERSON" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so permits.

         "PIONEER" means Pioneer Resources, LLC, an Oregon limited liability company.

         "REGULATIONS" means the regulations promulgated under the IRC, as such regulations may be amended from time to time. All references in this Agreement to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding regulations.

         "RESERVES" means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

         "SENIOR CREDIT FACILITIES" means the senior secured credit facilities provided to Pioneer by the lenders under that Replacement Credit Loan Agreement dated as of October 9, 1998, among Pioneer, the lenders party thereto, First Union National Bank, as administrative agent for the lenders, ABN AMRO Bank N.V. as syndication agent for the lenders and NationsBank, N.A. as documentation agent for the lenders (as the same may be amended, modified or restated from time to time) in the original committed amount of $270,000,000.

         "SPECIAL MAJORITY INTEREST" means a number of Units which, taken together, exceed 75% of the aggregate of all Units.

         "TAX MATTERS MEMBER" means Strategic Timber Trust II, LLC, for purposes of IRC ss.ss. 6621 through 6233.

         "UNIT" means the unit of measure of all Percentage Interests, which collectively represent one hundred percent (100%) of all Percentage Interests.

ARTICLE 2: FORMATION OF COMPANY

         2.1 EFFECT OF THIS AGREEMENT AND THE GEORGIA LIMITED LIABILITY COMPANY ACT. Except as otherwise specifically provided for in this Agreement, the rights and obligations of the Members and the administration, dissolution, liquidation, and termination of the Company shall be governed by the GLLCA.

         2.2 NAME. The name of the Company is Strategic Timber Two Operating Company, LLC.

         2.3 INITIAL PERCENTAGE INTERESTS. The initial Percentage Interests of and Units held by the Members are as follows:

                    Name                    Percentage Interest           Units
                    ----                    -------------------           -----

         Strategic Timber Trust II, LLC           100.0%                   100

                                                  -----                    ---
                                Total    =        100.0%                   100
                                                  =====

         2.4 PERMITTED BUSINESSES. The permitted businesses of the Company are:

                  (a) To acquire, hold, own, manage and transfer timberlands; to sell and otherwise dispose of the timber grown on such property; and to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes. In connection with the foregoing, the Company shall have full power and authority, directly to enter into, perform, and carry out contracts of any kind, to borrow money and to issue other evidences of indebtedness, including guaranties of the indebtedness of Affiliates (including the Financing which indebtedness may be secured by mortgages, pledges of interests in other Entities, including STPII), security interests or other liens, and to enter into any and all indentures and other agreements and documents relating to such evidence of indebtedness, directly or indirectly, and to acquire such assets as may be necessary or useful in connection with its business.

                  (b)      to accomplish any other lawful business whatsoever.

                  (c) to exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the GLLCA.

                  (d) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

         2.5 PRINCIPAL PLACE OF BUSINESS. The mailing address and principal place of business of the Company shall be at 5 North Pleasant Street New London, New Hampshire 03257. The

Company may locate its places of business and registered office at any other place or places as the Managers may from time to time deem advisable.

         2.6 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office shall be at 999 Peachtree Street, N.E., Suite 2300, Atlanta, Fulton County, Georgia 30309, and the name of its registered agent at such address shall be William H. Bradley. The registered office and registered agent may be changed from time to time by filing the address of the new registered office or the name of the new registered agent, as the case may be, with the Secretary of State of Georgia pursuant to the GLLCA.

         2.7 OWNERSHIP. The interest of each Member in the Company is personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of such property or interest owned by the Company except as a Member in the Company.

         2.8 WAIVER OF RIGHT OF PARTITION. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

         2.9 LIMITATIONS. The relationship between and among the parties shall be limited to the carrying on of the business of the Company in accordance with the terms of this Agreement. No Member, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Member or the Company except as expressly provided in this Agreement. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than under the IRC and the Regulations and other applicable federal and state tax laws, and this Agreement shall not be construed to suggest otherwise.


ARTICLE 3: REPRESENTATIONS AND WARRANTIES

         Each Member hereby represents and warrants to each other Member, severally and not jointly, with respect to himself as follows:

         3.1 AUTHORITY ENFORCEABILITY. Such Member has the power and authority to execute, deliver and perform this Agreement. Such Member's execution, delivery and performance of this Agreement is not restricted by or in violation of (a) any applicable law to which it or he is subject, (b) any document as to its formation or governance (including articles of incorporation or bylaws or partnership agreement, as amended or restated), or (c) any agreement, commitment, order, ruling or proceeding to which it or he is a party or to which it or he or any of its or his assets are subject.

         3.2 SECURITIES COMPLIANCE. Such Member is acquiring his interest in the Company for his own account, to hold for investment, and with no intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in a distribution of his interest in the Company, or any portion thereof, and shall not make any sale, transfer or other disposition of its interest in the Company, or any portion thereof, in violation of this Agreement, the Georgia Securities Act of 1973 as amended, the Securities Act of 1933 as amended or any other applicable state securities law. The Member understands that the Company is under no obligation to register the interests in the Company or take any other action necessary in order to make compliance with an exemption from registration available. Such Member is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.


ARTICLE 4: RIGHTS AND DUTIES OF MANAGERS; MEETINGS; INDEMNIFICATION; CONFLICTING INTEREST PROVISIONS DO NOT APPLY

         4.1      MANAGEMENT BY MANAGERS.

                  (a) Generally. Subject to the provisions of Section 4.2, the powers of the Company shall be exercised by or under the authority of, and the business, affairs and properties of the Company shall be managed under the direction of, the Managers. No Member in its capacity as a Member has the right, power, or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                  (b) Decisions. In managing the business and affairs of the Company and exercising its powers, so long as there is more than one Manager, the Managers shall act collectively through resolutions adopted at meetings and in written consents pursuant to Sections 4.4 and 4.6. No Manager has the right, power, or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except in accordance with the immediately preceding sentence. Decisions or actions taken by the Managers in accordance with this Agreement (including this Section 4.1 and Section 4.2) shall constitute decisions or actions by the Company and shall be binding on each Manager, Member, Officer, and employee of the Company.

         4.2 DECISIONS REQUIRING MEMBER CONSENT. Notwithstanding any power or authority granted the Managers under the GLLCA, the Articles of Organization or this Agreement,

                  (a) the Managers may not make any decision or take any action for which the consent of a Special Majority Interest or other consent of the Members is expressly required by the Articles of Organization or this Agreement, without first obtaining such consent; and

                  (b) the Managers may not make any of the following decisions or approve any of the following actions without first obtaining the unanimous consent of all Members:

                           (i) the dissolution of the Company pursuant to GLLCA Article 6,

                           (ii)     the merger of the Company pursuant to GLLCA
         Article 9,

                           (iii)    the sale, exchange, lease, or other
         disposition of all or substantially all of the property of the Company,

                           (iv)     the admission of any new Member;

                           (v)      the amendment of the Articles of
         Organization or this Agreement,

                           (vi)     the issuance of any Units, or

                           (vii) the redemption by the Company of all or a portion of any Member's Membership Interest.

         Each Member may, with respect to any vote, consent, or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such vote, consent, or approval in its sole discretion. This Section 4.2 shall supersede ss. 14-11-308 of the GLLCA.

         4.3      MANAGERS.

                  (a) Number of Managers. The number of Managers of the Company is one, until such number is changed by a Special Majority Interest.

                  (b) Initial Managers. The initial Manager of the Company is Thomas P. Broom.

                  (c) Resignation and Removal. Each Manager (whether an initial or a successor Manager) shall cease to be a Manager upon the earliest to occur of the following events:

                           (i)      such Manager shall be removed, with or
without cause, by Members holding a Special Majority Interest at a meeting of the Members called for that purpose;

                           (ii)     such Manager shall resign as a Manager, by
giving notice of such resignation to the Members; or

                           (iii)    such Manager shall die or become incapable
of performing substantially all of the normal duties of a Manager.

                  (d) Vacancies. Any vacancy in any Manager position may be filled by Members holding a Special Majority Interest at a meeting of the Members called for that purpose.

         4.4 MEETING OF MANAGERS. The following provisions apply to meetings of Managers:

                  (a) Regular Meetings. Regular meetings of the Managers may be held on such dates and at such times as shall be determined by the Managers, with notice of such regular meeting schedule being given to each Manager that was not present at the meeting at which it was adopted. The Company shall give reminder notices of regular meetings of the Managers specifying the place and time of such meeting that is delivered to each other Manager at least five days prior to such meeting. Neither the business to be transacted at, nor the purpose of, such regular meeting need be specified in the notice (or waiver of notice) thereof.

                  (b) Special Meetings. Special meetings of the Managers may be called by any Manager by notice specifying the place and time of such meeting that is delivered to each other Manager at least 24 hours prior to such meeting. The business to be transacted at, and the purpose of, such special meeting shall be specified in the notice (or waiver of notice) thereof.

                  (c) Quorum. Unless otherwise expressly provided in this Agreement, at any meeting of the Managers, a majority of the Managers shall constitute a quorum for the transaction of business, and an act of a majority of the Managers who are present at such a meeting at which a quorum is present shall be the act of the Managers.

                  (d) Single Manager. The provisions of this Section 4.4 are inapplicable at any time that there is only one Manager.

         4.5 MEETINGS OF MEMBER. The following provisions apply to meetings of the Members:

                  (a) Annual Meeting. An annual meeting of the Members for the transaction of such business as may properly come before the meeting shall be held on such date and at such time as the Managers shall specify in the notice of the meeting, which shall be delivered to each Member at least 10 days prior to such meeting. Neither the business to be transacted at, nor the purpose of, such annual meeting need be specified in the notice (or waiver of notice) thereof.

                  (b) Special Meeting. Special meetings of the Members may be called by the Managers or by Members having among them at least 75% of the Units. Any such meeting shall be held on such date and at such time as the Person calling such meeting shall specify in the notice of the meeting, which shall be delivered to each Member at least 10 days prior to such meeting. The business to be transacted at, and the purpose of, such special meeting shall be specified in the notice.

                  (c) Quorum. Unless otherwise expressly provided in this Agreement, at any meeting of the Members, a Special Majority Interest, represented either in person or by proxy, shall constitute a quorum for the transaction of business, and an act of a Special Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the GLLCA, by the Articles of Organization, or by this Agreement.

                  (d) Interested Members. Unless otherwise expressly provided in this Agreement or required by applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter, and their Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

         4.6 PROVISIONS APPLICABLE TO ALL MEETINGS. In connection with any meeting of the Managers, Members, or any committee of the Managers, the following apply:

                  (a) Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting (or resolution of the Managers) specifies a different place, which need not be in the State of Georgia.

                  (b) Waiver of Notice Through Attendance. Attendance of a Person at such meeting (including attendance pursuant to Section 4.6(d)) shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (c) Action by Written Consent. Any action required or permitted to be taken at such a meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers or Members having not fewer than the minimum number of Units or votes that would be necessary to take the action at a meeting at which all Members, Managers, or members of the committee, as applicable, entitled to vote on the action were present and voted.

                  (d) Meetings by Telephone. Managers and Members may participate in and hold such meeting by means of conference telephone, video conference, or similar communications equipment by means of which all Persons participating in the meeting can hear each other.

                  (e) Proxies. Members may vote their Units personally, or may grant proxies to vote Units held by them. A Member may appoint a proxy by executing a writing that authorizes another person or persons to act on the Member's behalf. An appointment of a proxy is valid when received by the Secretary of the Company. An appointment of a proxy is revocable by the Member granting it unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The Company is entitled to accept the proxy's vote or other action as that of the Member making the appointment.

         4.7 OFFICERS. The Managers may designate one or more Persons to be officers of the Company ("Officers"), and any Officers so designated shall have such titles, authorities, duties, and salaries as the Managers may delegate to them. Any Officer may be removed as such, either with or without cause, by the Managers. The initial Officers of the Company are as follows:

                  President                         C. Edward Broom
                  Vice President                    Christopher J. Broom
                  Vice President, Treasurer and
                   Chief Financial Officer          Thomas P. Broom
                  Vice President                    Vladimir Harris
                  Vice President                    Nicholas C. Brunet
                  Assistant Secretary               William H. Bradley
                  Vice President & Secretary        Joseph E. Rendini

         4.8 LIMITATIONS ON LIABILITY OF MANAGERS AND OFFICERS. Each Manager and Officer shall act in a manner he believes in good faith to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. No Manager or Officer shall be liable to the Company, or its Members, for any action taken in managing the business or affairs of the Company if he performs the duties of his office in compliance with the standard contained in this Section 4.8. No Manager or Officer has guaranteed nor does any Manager or Officer have any obligation with respect to the return of a Member's Capital Contributions or profits from the operation of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from such Manager's failure to meet the standard contained in this Section 4.8, from intentional misconduct or knowing violation of law or a transaction for which the Manager received a personal benefit in violation or breach of the provisions of this Agreement. Each Manager and Officer shall be entitled to rely on information, opinions, reports or statements, including financial statements or other financial data prepared or presented in accordance with the provisions of GLLCA ss. 14-11-305.

         4.9 INDEMNIFICATION; REIMBURSEMENT OF EXPENSES; INSURANCE. To the fullest extent permitted by the GLLCA:

                  (a) the Company shall indemnify each Member, Manager and Officer who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding ("Proceeding"), any appeal therefrom, or any inquiry or investigation preliminary thereto, by reason of the fact that he or she is or was a Member, Manager or Officer, from and against any loss, cost, expense, judgment, settlement, penalty or fine with respect to such a Proceeding;

                  (b) the Company shall pay or reimburse each Member, Manager or Officer for expenses incurred by him or her (i) in advance of the final disposition of a Proceeding to which such Manager or Officer was, is, or is threatened to be made a party, and (ii) in connection with his or her appearance as a witness or other participation in any Proceeding.

The provisions of this Section 4.9 shall not be exclusive of any other right under any applicable law, provision of the Articles of Organization or this Agreement, or otherwise. The Company may purchase and maintain insurance to protect itself and any Manager, Officer, employee, or agent of the Company, whether or not the Company would have the power to indemnify such Person under this Section 4.9. As required by the GLLCA, no Member, Manager or Officer shall be entitled to indemnification or payment or reimbursement of expenses pursuant to this Section 4.9 for or in connection with
(i) intentional misconduct or knowing violation of law or (ii) any transaction for which he received a personal benefit in violation or breach of any provision of this Agreement.

         4.10 CONFLICTING INTEREST TRANSACTION PROVISIONS DO NOT APPLY. The provisions of GLLCA section 14-11-307 shall not apply to the Company. The Company shall have the right to enter into any contract or transaction with a Member or Manager or Related Person (as defined in GLLCA ss. 14-11-101(21)) as freely as with an unrelated third party; provided, however, that no such contract or transaction shall be entered into without prior notice to all Members and the Members consent to such contract or transaction by a Special Majority Interest.


ARTICLE 5: RIGHTS AND OBLIGATIONS OF MEMBERS

         5.1 LIMITATION ON LIABILITY. Each Member's liability shall be limited as set forth in this Agreement, the GLLCA, and other applicable law.

         5.2 NO LIABILITY FOR COMPANY OBLIGATIONS. No Member will have any personal liability for any debts or losses of the Company, except as provided by applicable law.

         5.3 LIST OF MEMBERS. Upon written request of any Member, the Company shall provide a list showing the names, addresses and Membership Interest of all Members, and the other information required by GLLCA ss.14-11-313 and maintained pursuant to Section 8.2.

         5.4 ACTIONS OF MEMBERS; NO DISSENTERS' RIGHTS. Except to the extent otherwise specifically provided in this Agreement or under the GLLCA, any action on the part of the Company that requires the approval of the Members shall be approved upon the affirmative vote or consent of a majority of Members (determined by Percentage Interest). No Member voting against any action of the Company, including without limitation any merger, sale, exchange, lease or other disposition of all or substantially all of the property of the Company or amendment to the Articles of Organization, shall have the benefit of the rights granted pursuant to GLLCA ss. 14-11-1002 or any other so-called "dissenter's rights."

         5.5 PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided in Article 7, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions.

         5.6 NO EXCLUSIVE DUTY TO THE COMPANY. The Members may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Member or to the income or proceeds derived therefrom. No Member shall incur liability to the Company or to any of the other Members as a result of engaging in any other business or venture.


ARTICLE 6: CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         6.1      GENERALLY.

                  (a) Initial. Each Member has made an Initial Capital Contribution in cash or property to the Company as set forth on Exhibit A attached hereto. By executing this Agreement, each Member agrees that the value assigned to each non-cash item on Exhibit A was the fair market value of such asset at the date of contribution.

                  (b) Additional. No Member shall be required to make an Additional Capital Contribution to the Company, except as that Member may otherwise expressly agree in writing. If the Managers determine that the Company requires additional capital, each Member shall have the right, but not the obligation, to make an Additional Capital Contribution to the Company. If some but not all of the Members desire to make additional contributions, such Additional Capital Contributions shall be made proportionately to the Percentage Interests of the contributing Members. The Percentage Interests and Units of the Members shall be adjusted to take into account any Additional Capital Contributions.

                  (c) No Interest. No interest shall be paid on any Capital Contributions.

                  (d) Annual Reconciliation. The Capital Account of each Member shall be reconciled annually, at the close of the Company's Fiscal Year.

         6.2      MEMBERS' CAPITAL ACCOUNTS.

                  (a) Generally. A separate Capital Account shall be established and maintained for each Member. As funded and adjusted in accordance with this Agreement, the Capital Accounts of the Members shall reflect the economic agreement of the Members as to their intended interests in the Company.

                  (b) IRC ss. 704(b). The determination and maintenance of the Members' Capital Accounts, and any adjustments thereof, shall be made in a manner consistent with tax accounting and other principles set forth in IRC ss. 704(b) and IRC ss. 704(b) Regulations.

ARTICLE 7. DISTRIBUTION TO MEMBERS

         7.1      ALLOCATION OF PROFITS AND LOSSES.

                  (a) Net Profits and Net Losses Generally. Except as otherwise provided in Sections 7.1 (b) and (c), the Net Profits and Net Losses shall be allocated among the Members as follows:

                           (i)      First, Net Profits in any year shall be
allocated among the Members until the cumulative Net Profits allocated to the Members pursuant to this Section 7. 1 (a)(i) are equal to the cumulative Net Losses allocated to the Members pursuant to Section 7. l(a)(iii) for all prior periods, and in proportion to the amount of the Net Losses that were allocated among the Members for such prior periods;

                           (ii)     Then, Net Profits shall be allocated to the
Members in proportion to their respective Percentage Interests;

                           (iii)    First, Net Losses in any year shall be
allocated among the Members, in proportion to and to the extent of, their positive Capital Account balances; and

                           (iv)     Then, any remaining amount of Net Losses
shall be allocated to the Members in proportion to their respective Percentage Interests.

                  (b)     Other Allocation Rules.

                           (i)      Chargeback Allocations. Notwithstanding
any other provision of this Article 7, any item of Company income or gain for any fiscal year (or any portion of any such item) that is required to be allocated to a Member under the IRC ss. 704(b) Regulations shall be allocated to such Member for such fiscal year in the manner so required by such Regulations. This Section 7. 1 (b)(i) is intended to comply with the "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" requirements in such Regulations and shall be interpreted consistently therewith.

                           (ii)     Qualified Income Offset Allocations. Except
as provided in Section 7. 1 (b)(i), income or gain shall be allocated to the Members at such times and in such amounts as may be necessary to comply with the "qualified income offset" provisions of the IRC ss. 704(b) Regulations.

                           (iii)    Nonrecourse Allocations. "Nonrecourse
deductions" and "nonrecourse liabilities," as defined in the IRC ss. 704(b) Regulations, for any fiscal year or other period shall be allocated among the Members in proportion to their respective Percentage Interests. "Partner nonrecourse deductions" and "partner nonrecourse debt" for any fiscal year or other period shall be allocated among the Members in accordance with applicable Regulations under IRC ss.ss. 704 and 752.

                  (c) Curative Allocations. The allocations set forth in Sections 7. 1 (b)(i), (ii) and (iii) above (the "Regulatory Allocations") are intended to comply with certain of the requirements of the IRC ss. 704(b) Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to share distributions from the Company, which is ratably in accordance with their respective Percentage Interests. Accordingly, the Managers are hereby is authorized to divide other allocations of income, gain, deduction or loss among the Members so as to prevent the Regulatory Allocations from distorting the manner in which distributions from the Company are intended to be shared among the Members pursuant to this Agreement. The Managers shall have the discretion to accomplish this result in any reasonable manner.

                  (d) Tax Allocations. In accordance with IRC SS. 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company or with respect to any property that has been revalued pursuant to the IRC ss.704(b) Regulations shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the date of contribution or revaluation.

         7.2      DISTRIBUTIONS.

                  (a) While Bridge Loan Outstanding. During the period that the Bridge Loan is outstanding, the Company shall use all reasonable efforts to distribute cash to the Members to enable the Members to fund their U.S. federal income tax liabilities (including any estimated payments thereof) attributable to income reported (or to be reported) on tax returns of the Company that is allocated to the Members, including without limitation amounts allocable under IRC ss. 704(c). For purposes of making the determination of the amount of distribution under this Section 7.2(a), items of ordinary income or short-term capital gain will be assumed to be taxed at a rate of either 20% or 28%, as determined by the Tax Matters Member upon advice of tax counsel; provided, however, the maximum amount distributable under this Section 7.2(a) in any fiscal year is the Company's proportionate share of the tax distributions made by Strategic Timber Partners II, LP, a Georgia limited partnership in which the Company is a general and limited partner. Except for such tax distributions, prior to the complete satisfaction of the Bridge Loan, all distributions of Net Cash Flow will be made to Strategic Timber Trust II, LLC, as the sole Member.

                  (b) After Bridge Loan Satisfied. After the Bridge Loan is satisfied, to the extent Net Cash Flow is available, the Company shall make distributions to the Members: (i) to enable the Members to pay federal, state and local income taxes attributable to their Membership Interests (including quarterly tax distributions), such distributions to be made in an amount equal to each Member's Percentage Interest of the Company's taxable income for the period multiplied by an assumed tax rate of 36%, and (ii) at such other times as the Managers may determine (except in connection with the termination and winding up of the Company), and all such distributions under this clause (ii) shall be made among the Members in proportion to their Percentage Interests. Assets or cash available for distribution in connection with the termination and winding up of the Company shall be distributed in accordance with the provisions of Article 11.

         7.3 LIMITATION UPON DISTRIBUTIONS. No distribution shall be made to Members if prohibited by GLLCA ss. 14-11-407 or by the terms of the Financing Documents.


ARTICLE 8: BOOKS AND RECORDS

         8.1 ACCOUNTING PERIOD. The Company's accounting period is the calendar year.

         8.2 RECORDS, AUDITS AND REPORTS. At the expense of the Company, the chief operating officer of the Company shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

                  (a) A current list of the full name and last known address of each Member;

                  (b) Copies of records to enable a Member to determine the relative voting rights, if any;

                  (c) A copy of the Articles of Organization of the Company and all amendments to them;

                  (d) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

                  (e) Copies of this Agreement, together with any amendments hereto; and

                  (f) Copies of any financial statements of the Company for the three most recent years.

         8.3 BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Company in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all time be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

         8.4 METHODS OF ACCOUNTING. All income tax and financial reports and returns of the Company shall be prepared on an accounting basis approved by the Managers. All elections with respect to tax matters to be made by or for the Company shall be made by the Tax Matters Member.

         8.5      TAX MATTERS MEMBER.

                  (a) The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any federal, state or local tax controversy or proceeding, except to the extent required by law, is in the sole and absolute discretion of the Tax Matters Member. The provisions relating to indemnification of the Members, set forth in Section 4.9 of this Agreement, shall be fully applicable to the Tax Matters Member in its capacity as such.

                  (b) All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing contained herein shall be construed to restrict the Company from engaging tax consultants to assist the Tax Matters Member in discharging its duties hereunder.

         8.6 MATTERS CONCERNING FUNDS. Funds of the Company shall be deposited in an account or accounts of a type, in form and name and in a bank or banks selected by the Managers. All funds of the Company shall be used solely for the business of the Company or distributed as provided herein.


ARTICLE 9: TRANSFERABILITY AND WITHDRAWAL

         9.1      TRANSFER LIMITATIONS.

                  (a) Generally. No Member may transfer (whether by sale, assignment, pledge, hypothecation, exchange, gift, bequest or otherwise), voluntarily or involuntarily, all or any of its Units (collectively "TRANSFER"), nor shall any Member have the power to substitute a transferee in its place as a substituted Member, except (i) with the prior written consent of a Special Majority Interest of the remaining Members, if any (which consent may be given or withheld in each Member's sole discretion), (ii) each Member may pledge its Units as required under the terms of the Bridge Loan, or (iii) pursuant to a merger approved under Section 4.2.

                  (b) Non-permitted Transferee Has No Right. A Person to whom a Transfer of any interest is made in contravention of the provisions of this Section 9. 1: (i) shall not become a Member; (ii) shall not be entitled to participate in any decision in respect of the Company's business in which its assignor would otherwise have been entitled to participate; (iii) shall have no right to require any information or accounting of any transactions of the Company; and (iv) shall not be entitled to vote with respect to any Company matter. Upon such a Transfer, the transferee shall be entitled only to a share, based on the percentage of Units transferred, of the Company's Net Profits, Net Losses and distributions of the Company's assets, if any, in which its assignor would otherwise have been entitled to share.

                  (c) Absolute Restriction on Transfers. Notwithstanding any provision of this Agreement to the contrary, transfer of a Unit to any Person other than the Company or a Member will not be permitted if the Unit sought to be transferred, when added to the total of all other Units transferred within the period of twelve (12) consecutive months ending with the proposed date of the transfer, results in the termination of the Company under IRC ss. 708, without the prior written consent of a Special Majority Interest of the Members. At the request, and at the sole cost and expense, of the transferring Member, the Company will cooperate with such transferring Member in any reasonable manner in order to determine whether the prospective transfer will result in termination of the Company under IRC ss. 708.

         9.2 TIME OF TRANSFER. Any transfer of a Unit to a third party under this Article 9 shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the election of the Managers, as of opening of business the day following the date of the transfer (the "Effective Transfer Date").

         9.3 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED UNIT. If any Unit is transferred during any accounting period to a third party or to a Member in compliance with the provisions of this Article 9, Net Profits, Net Losses, each item thereof and all other items attributable to such Unit for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Article 9 hereof and Code Section 706(d), using the Effective Transfer Date as the date upon which the change in ownership of the Unit occurred, and using any conventions permitted by the Code or the Regulations and selected by the Managers. All distributions on or before the Effective Transfer Date shall be made to the transferor and all distributions thereafter shall be made to the transferee. Neither the Company, the Managers nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.3, whether or not any of them has knowledge of any transfer of ownership of any Unit.

         9.4 NO WITHDRAWAL: EVENTS OF DISSOCIATION. No Member may withdraw from the Company prior to the termination of the Company. A Member ceases to be a Member if and only if: (a) a Member assigns his or her entire Membership Interest (without regard to whether the assignees of such Membership Interest become Members) or (b) a Member's entire Membership Interest is purchased or redeemed by the Company. The foregoing is an exclusive list of events of dissociation ("Events of Dissociation") and shall supersede GLLCA ss. 14-11-601.


ARTICLE 10: ADDITIONAL MEMBERS

         10.1 ADMISSION OF A NEW MEMBER. From the date of the formation of the Company, any Person may become a Member of this Company as follows:

                  (a) upon approval by a Special Majority Interest, by the issuance of the Company of Units for such consideration as a Special Majority Interest shall determine, or

                  (b) as a transferee of a Member's Membership Interest or any portion thereof (i) permitted under Section 9. 1
                           (a) or (ii) subsequently accepted by a Special Majority Interest, subject to the terms and conditions of this Agreement.

         10.2 ALLOCATION. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. Members holding a Special Majority Interest may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of IRC ss.706(d) and the Regulations promulgated thereunder.


ARTICLE 11: DISSOLUTION AND TERMINATION

         11.1 TERMINATION AND WINDING UP OF THE COMPANY. The Company shall terminate upon the first to occur of. (a) the unanimous agreement of all Members in writing; or (b) the sale of all or substantially all of the property of the Company and the distribution to the Members of the proceeds of the sale. No Event of Dissociation shall cause dissolution or termination of the Company.

         11.2 METHOD OF DISTRIBUTION UPON WINDING UP. Upon termination of the Company pursuant to Section 11.1 above, the assets of the Company and the proceeds of any liquidation shall be applied and distributed in the following manner and order of priority:

                  (a) to the payment and discharge of all of the Company's debts and liabilities, including without limitation any debt under the Financing Documents, and the expenses of liquidation and dissolution;

                  (b) to the setting up of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

                  (c) to the payment of the balance, if any, of the respective Capital Accounts of the Members (after making the allocations required under the provisions of Article 8), but if the amount available for such payment shall be insufficient, then pro rata among all of the Members according to the respective positive balances of their Capital Accounts at such time; and

                  (d) the remainder, if any, to the Members in accordance with their respective Percentage Interests.

         11.3 ORDERLY LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.

ARTICLE 12: GENERAL PROVISIONS

         12.1 CERTIFICATES REPRESENTING UNITS AND LOST CERTIFICATES. Certificates representing Units signed by the President (or other senior officer of the Company) shall be issued upon request to each Member certifying the number of Units owned by such Member. When such certificates are countersigned
(a) by a transfer agent other than the Company or its employee or (b) by a registrar other than the Company or its employee, the signature of such officer may be a facsimile. The Managers shall determine from time to time the form of such certificates and may have placed thereon any legends they deem appropriate. A new certificate may be issued in the place of any certificate theretofore issued by the Company, alleged to have been lost or destroyed, and the Managers may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Company a bond, in such sum as the Managers may direct, to indemnify the Company against any claim that may be made against the Company on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         12.2 CERTIFICATION OF NON-FOREIGN STATUS. In order to comply with IRC ss. 1445 of the IRC and the applicable Regulations thereunder, if the disposition by the Company of a United States real property interest as defined in the IRC and Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member's address, (ii) United States Taxpayer identification number, and (iii) that the Member is not a foreign person as that term is defined in the IRC and Regulations. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Managers to withhold 10% of each such Member's distributive share of the amount realized by the Company on the disposition.

         12.3 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement or in any certificate, exhibit schedule or other document executed and delivered by a party pursuant to, or in connection with, this Agreement shall continue for the applicable limitations period provided by law, and the remedies of a party for breaches of such representations, warranties, covenants or agreements are not affected by any investigation by, or knowledge of, the nonbreaching party prior to the date of this Agreement. No party has relied on any other representation, warranty or assurance in entering into this Agreement.


ARTICLE 13: AMENDMENT

         13.1 AMENDMENTS. Any amendment to this Agreement shall be made in writing and signed by Members holding a Special Majority Interest.


ARTICLE 14: MISCELLANEOUS PROVISIONS

         14.1 GOOD FAITH EFFORTS; FURTHER ASSURANCES; COOPERATION. The parties shall in good faith undertake to perform their covenants, agreements and obligations in this Agreement, to satisfy all conditions, and to cause the purposes of this Agreement to be accomplished promptly in accordance with its terms. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other party, at the expense of the requesting party, in order more effectively to accomplish the purposes and other agreements contemplated by this Agreement. The parties shall cooperate with each other and their respective counsel and designees in connection with any steps required to be taken as part of their respective rights and obligations under this Agreement.

         14.2     NOTICES. Each notice, communication and delivery under this
Agreement: (i) shall be made in writing signed by the party giving it; (ii) shall specify the section of this Agreement pursuant to which given; (iii) shall either be delivered in person or by telecopier, a nationally recognized next business day delivery service or first class certified mail, return receipt requested; (iv) unless delivered in person, shall be given to the address specified below; (v) shall be deemed to be received (A) if delivered in person, on the date delivered, or (B) if sent by telecopier, on the date of telephonic confirmation of receipt or (C) if sent by a nationally recognized next business day courier service with all costs paid, on the day after the date delivered to such courier, or (D) if mailed first class certified mail, return receipt requested, three days after the date so mailed. The addresses are as follows:

Member:                           Strategic Timber Trust II, LLC
                                  5 North Pleasant Street
                                  New London, New Hampshire 03257

Company:                          Strategic Timber Two Operating Company, LLC
                                  5 North Pleasant Street
                                  New London, New Hampshire 03257

Such notice shall be given to such other representatives or at such other addresses as a party may furnish to the other parties pursuant to the foregoing. If notice is given pursuant to this Section of a permitted successor or assign of a party, then notice shall thereafter be given as set forth above also to such successor or assign of such party.

         14.3 SUCCESSORS IN INTEREST. This Agreement is binding upon the parties and their respective legal representatives, heirs, devisees, legatees, beneficiaries and successors and assigns and inures to the benefit of the parties and their respective permitted legal representatives, heirs, devisees, legatees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person , whether an employee or otherwise, whatsoever).

         14.4 SPECIFIC PERFORMANCE. Each of the parties acknowledges that the rights contemplated by this Agreement are special, unique and of extraordinary character and, thus, that if a party breaches this Agreement, an award of monetary damages would be an inadequate remedy and the other partner would be entitled (without the posting of a bond or other security) to equitable relief, including injunctive relief and specific performance (and each Member hereby irrevocably waives any defense based on the adequacy of the remedy at law which might be asserted as a bar to such injunctive relief).

         14.5 SEVERABILITY. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing the purposes of this Agreement shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

         14.6 REMEDIES AND COSTS. The rights and remedies specified in any provision of this Agreement are in addition to all other rights and remedies a party may have under any other agreement or applicable law, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not it elects to terminate this Agreement), and all such rights and remedies are cumulative.

         14.7 INTEGRATION; WAIVER. This Agreement and the other agreements contemplated by this Agreement: (a) supersede all prior negotiations, agreements and understandings between the parties with respect to its subject matter and
(b) constitute the entire agreement between the parties with respect to its subject matter. No waiver by any to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement. No party has relied on any other representation, warranty or assurance in entering into this Agreement.

         14.8 CONTROLLING LAW. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia.

         14.9 COPIES. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it is not necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.

         DULY EXECUTED by the Member and the Company as of the day and year first above written.

                                  STRATEGIC TIMBER TRUST II, LLC, a Georgia limited liability company

                                  By: /s/ Thomas P. Broom
                                     -------------------------------------------
                                     Thomas P. Broom, Vice President and Manager


                                  STRATEGIC TIMBER TWO OPERATING CO., LLC, a Georgia limited liability company

                                  By: Strategic Timber Trust II, LLC, a Georgia limited liability company, its sole member

                                  By: /s/ Thomas P. Broom
                                     -------------------------------------------
                                     Thomas P. Broom, Vice President and Manager